Exhibit 4.27

Sale Contract for Commercial Housing in Beijing

Instructions

1. This Contract is applicable to the purchase and sale of commercial office housing in Beijing.

2. Before this Contract is signed, the Seller shall present to the Buyer the ownership certificate for commercial housing as well as other related certificates and documentary evidences.

3. Major taxes and fees involved in the registration of transfer of housing ownership shall include but not be limited to: deed tax, stamp duty, land-transferring fees (applicable to purchased public houses) or land revenue, comprehensive land price (applicable to affordable housing), business tax, education surcharges, urban construction tax, income tax and increment tax on land value.

4. The Parties may determine the number of originals of this Contract depending on the actual situation and, when this Contract is signed, make careful checks to ensure that all the originals have the same content.

In accordance with the provisions of Civil Code of the People’s Republic of China and other applicable laws and regulations, the Seller and the Buyer, on the basis of equality, voluntariness， fairness and consensus, hereby agree as follows with respect to the purchase and sale of the house.

Representations and Warranties of the Parties

1. Each Party has all necessary rights, powers and government approvals to conclude the Contract, and has the capacity to fully perform each of its obligations hereunder.

2. Each Party acknowledges that its representative has been authorized to exercise its rights within the limits of authorization and that the contracts or other documents signed by its representative are binding upon such Party.

3. After the Contract becomes effective, the Parties shall be bound by the Contract and its appendixes jointly signed by the Parties. Both now and in the future, no administrative institutions may obstruct or prevent the Parties from performing their obligations under the Contract and its appendixes for whatever reasons.

4. The Parties promise that there is neither uncertainty nor legal dispute in the subject matter of the Contract and the property and rights in connection therewith.

5. The Parties promise that all documents and materials issued by government departments in connection with the Contract provided to each other are true and valid. Party A, as the planning real estate owner of the Premises, shall establish a buyer-seller relationship with Party B.

Basic Information of the Parties

Seller

Name	Beijing Danei Weishang Technology Co., Ltd.
Gender	× Nationality	×	Date of Birth ×
Type of Identification Document	Business License	ID Number	***
Tel	***	Email	×
Mailing Address	No.17 Building, 2nd District, No.31 Yard, 13th Ke Chuang Street, Beijing Economic-Technological Development Area

Agent

Name	An Meng
Gender	Male	Nationality	China	Date of Birth ***
Type of Identification Document	ID Card		ID Number	***
Tel	***		Email	×
Mailing Address	No.17 Building, 2nd District, No.31 Yard, 13th Ke Chuang Street, Beijing Economic-Technological Development Area

Seller:	(Company seal affixed)	March	1	,2023

Buyer

Name	CHEARI (Beijing) Certification & Testing Co., Ltd.
Gender	× Nationality	×	Date of Birth ×
Type of Identification Document	Business License	ID Number	***
Tel	***	Email	×
Mailing Address	Room 301, No.2 Building, No.3, 8th Boxing Road, Beijing Economic-Technological Development Area

Agent

Name	Ji Jun
Gender	Male	Nationality	China	Date of Birth ***
Type of Identification Document	ID Card		ID Number	***
Tel	***		Email	×
Mailing Address	Room 301, No.2 Building, No.3, 8th Boxing Road, Beijing Economic-Technological Development Area

Buyer:	(Company seal affixed)	March	7	,2023

Article 1 Basic Information of the Buying and Selling Houses (“Premises”)

(I) The Premises sold by the Seller is located at: [Location], 2nd District, No.31 Yard, 13th Ke Chuang Street, Beijing Economic-Technological Development Area. The building that the Premises belongs to has: [Building Stories]. The Premises covers [Premise Stories] and the floor space indicated on the housing ownership certificate of the Premises is [Premise Space].

(II) The purpose of the Premises is for: [Purpose].

(III) The housing ownership certificate number of the Premises is: ***, the joint ownership certificate number is:        ×     , and the issuing authority is: Beijing Municipal Commission of Urban Planning and Land Resources Management.

(IV) The land use status of the Premises occupied: the state owned land use right of the Premises is acquired through ☑ transfer / □ allotment. The land use right certificate number is:   ×   , and the issuing authority is:     ×     .

(V) The mortgage status of the Premises is as follows: [Mortgage Status]

If the Premises are encumbered with mortgage, the mortgagee is Beijing Haidian Technology Corporate Finance Guarantee Co., Ltd., and the date of mortgage registration is: September 27, 2022 (the other rights certificate number ***) / December 7, 2022 (the other rights certificate number ***). Where the Premises have already been encumbered with mortgage, the Buyer shall complete the formalities concerning mortgage cancellation prior to May 31, 2023.

(VI) The rental status of the Premises is as follows:

☑ The Seller does not rent out the Premises.

□ The Seller has rented out the Premises, and the tenant has waived its preemptive rights.

(VII) The ancillary facilities of the Premises shall include qualified fire extinguishing systems, water supply systems, power supply systems, and heating systems under the normal service condition. Other ancillary facilities are shown in the list of ancillary facilities set forth by the Parties in the supplemental agreement for transfer of transaction settlement funds.

Article 2 Transaction Mode

The Seller and the Buyer complete the transaction through the middleman services by a real estate brokering agency (the real estate brokering agency’s name: Beijing Centailine Property Consultants Limited, the record filing certificate number is: ***).

Article 3 Transaction Price, Payment Method and Fund Transfer Mode

(I) By consensus between the Seller and the Buyer, the total transaction price of the Premises is: RMB[Price].

(II) By consensus between the Seller and the Buyer, the main transaction price of the Premises is: RMB[Price].

(III) By consensus between the Seller and the Buyer, the price fixed for the decoration and supporting ancillary facilities of the Premises is: RMB ×. The aforesaid price shall be paid to the Seller by the Buyer together with other payables.

(IV) The Buyer shall make payment in the following way. Detailed provisions about payment method and term are shown in the supplemental agreement for transfer of transaction settlement funds.

1. The Buyer shall pay RMB[Deposit] (not higher than 20% of the total transaction price) to the Seller as the deposit, which shall be ☑ paid to the Seller directly / □ deposited into a special account.

2. The Seller’s account information is as follows:

Beijing Danei Weishang Technology Co., Ltd.
Account Number: ***
Bank Name: Beijing Yizhuang Sub-branch of China Merchants Bank

3. The provisions about payment method and term for the remainder of the transaction price are shown in Appendix 1: Supplemental Agreement for Transfer of Transaction Settlement Funds.

(V) Provisions about Loans

1. The Buyer’s pattern of lending is <    ×    >. The proposed loan amount is RMB    ×    . Where the Buyer fails to obtain the approval of the bank or the Provident Fund Management Center due to its own reasons, the Parties agree to follow the     ×     way below:

(1) the Buyer raises funds by itself with regard to the remainder of the total transaction price and make payment to the Seller in cash;

(2) the Buyer continues to apply for a loan from other banks till the application is approved, and all expenses having occurred or about to occur during that period shall be borne by the Buyer;

2. Upon completion of registration of ownership transfer of the Premises, on the date of the Buyer’s receipt of the housing ownership certificate of the Premises, the Buyer shall deliver such ownership certificate to a loan agency for going through the formalities concerning mortgage registration and loan origination, and the method and term of payment shall be determined on the basis of the loan origination date of the bank or the Provident Fund Management Center.

Article 4 Commitments about the Ownership and Details of the Premises

(I) The Seller shall ensure that there is no property rights dispute on the Premises. Where the Parties are unable to go through the formalities concerning registration of ownership of the Premises or any credit or debit dispute arises for reasons attributable to the Seller, the Seller shall bear corresponding responsibility.

(II) The Seller shall ensure that the Seller has truthfully stated the ownership status, ancillary facilities, decorations and correlations of the Premises, that the Premises will be transferred to the Buyer along with the ancillary facilities and decorations thereof set forth in the appendix, and that the Buyer has been fully aware of the details of the Premises sold by the Seller hereunder and is willing to buy the Premises.

(III) The Seller shall ensure that all ancillary facilities and decorations of the Premises having been included in the appendix are kept in good condition during the period from the date of signing of the Contract to the date of completion of acceptance and handover of the Premises.

Article 5 Handover of the Premises

(I) The Seller shall hand over the Premises to the Buyer according to the provisions of the paragraph    4   below.

1. Hand over the Premises to the Buyer □immediately/□within   ×   business days upon completion of the formalities concerning registration of housing ownership transfer of the Premises;

2. Hand over the Premises to the Buyer within   ×   business days upon the Seller’s receipt of the full amount of the down payment from the Buyer;

3. Hand over the Premises to the Buyer within   ×   business days upon the Seller’s receipt of the full amount of the transaction price (excluding the deposit for property handover) from the Buyer;

4. According to the agreed time or agreed condition of provisions in this paragraph: As agreed by the Parties through friendly negotiation: The Seller shall hand over the 1/F and 2/F of the Premises to the Buyer prior to May 1, 2023, and shall deliver the whole Premises to the Buyer prior to November 30, 2023.

(II) When handing over the Premises, the Seller shall go through the formalities set forth in the paragraphs  1   ,   3   ,    4    ,    ×   below:

1. The Seller and the Buyer shall conduct an acceptance check as per the list of ancillary facilities, decorations and other items of the Premises together, record the readings of water meters and electricity meters, and go through the formalities concerning handover of all of the items set forth in the supplemental agreement for transfer of transaction settlement funds;

2. The Seller and the Buyer shall sign on the list of ancillary facilities, decorations and other items of the Premises;

3. The Seller shall hand over the keys to the doors of the Premises to the Buyer;

4. The Seller shall cause all enterprises that have registered any parts of the Premises hereunder as their business addresses to move out.

(III) <Property Management Fee>, <Heating Fee>, <Water, Electricity and Gas Charges>, <Cable TV Fee> and other expenses: Internet Fees incurred before the date of handover the Premises shall be borne by the Seller, and the expenses incurred after the date of handover of the Premises (including the date of handover) shall be borne by the Buyer. The Seller agrees to transfer the book balance of the special maintenance fund of the Premises (i.e. public housing maintenance fund) having been paid by the Seller to the Buyer for free.

Article 6 Rights and Obligations of Both Parties

(I) The Seller’s Rights and Obligations

1. The Seller warrants that the ownership of the Premises sold to the Buyer is clearly established and undisputed. If any dispute or conflict arises out of the Premises sold by the Seller, the Seller will be deemed as having breached the Contract, and shall pay a penalty to the Buyer at a rate of 20% of the total transaction price of the Premises.

2. The Seller warrants that the load-bearing of main structure, stairs, floor slabs and walls, the waterproofness of floor slabs and walls, and the safety of lines of the Premises meet relevant national standards and do not contain any actual or potential risks.

3. Before signing the Contract, the Seller shall provide the lawful documents of the Premises sold hereunder as well as the legal identity document and authorization letter of the Seller to the Buyer.

4. The Seller shall have the right to obtain the transaction price of the Premises as scheduled.

(II) The Buyer’s Rights and Obligations

1. The Buyer shall ensure that it will pay the transaction price of the Premises as scheduled according to the Contract. If the Buyer fails to pay the transaction price of the Premises as scheduled, the Buyer shall bear the liability for late payment according to the Contract.

2. The Buyer shall ensure that all necessary materials provided to purchase the Premises (including credentials) are complete, authentic and valid.

Article 7 Confidentiality

(I) Each Party shall keep confidential the trade secrets of the other Party learned during the signing and performance of the Contract, the materials provided by the other Party and the content of the Contract, and shall not disclose the same to any third party or use the same improperly. If a Party’s disclosure or improper use of such trade secrets causes losses to the other Party, the delinquent Party shall bear the full liability of compensation.

(II) These confidentiality provisions shall become effective immediately after the Contract has been signed, and shall survive the termination of the Contract. The confidentiality period is from the date of disclosure of confidential information to the other Party to the date when confidential information is made available to the public.

Article 8 Liability for Breach of Contract

(I) Liability for Delayed Handover of the Premises: Where the Seller fails to hand over the Premises to the Buyer as per the deadline and conditions set forth in Article 6 for reasons attributable to the Seller (other than force majeure), the following provisions shall apply: on the basis of the overdue time (paragraph 1 and 2 are not cumulative),

1. if the overdue time is within 30 days, from the date following the expiration of the handover period stipulated in Article 6 to the actual handover date, for each day of delay, the Seller shall pay a penalty to the Buyer at a rate of 0.03% of the transaction price of the Premises within 3 days from the actual handover date of the Premises, and the Parties shall continue the performance of the Contract; or

2. if the overdue time exceeds 30 days (the date shall be the same as the date set forth in the paragraph 1 above), the Buyer shall have the right to reject the Premises. If the Buyer rejects the Premises, the Seller shall return all monies having paid by the Buyer within 3 days from the date of receipt of the notice of rejection, and shall pay a penalty to the Buyer at a rate of 20% of the total transaction price of the Premises and bear all of the expenses arising from this transaction.

(II) Liability for Delay Payment: If the Buyer fails to make payment within the time limit prescribed in the supplemental agreement for transfer of transaction settlement funds, the following provisions shall apply: on the basis of the overdue time (paragraph 1 and 2 are not cumulative),

1. if the overdue time is within 30 days, from the date following the expiration of the agreed payment term to the actual payment date, for each day of delay, the Buyer shall pay a penalty to the Seller at a rate of 0.03% of the overdue amount within 3 days from the actual payment date, and the Parties shall continue the performance of the Contract; or

2. if the overdue time exceeds 30 days (the date shall be the same as the date set forth in the paragraph 1 above), the Seller shall have the right to terminate the Contract. If the Seller terminates the Contract, the Buyer shall pay a penalty to the Seller at a rate of 20% of the total transaction price of the Premises within 3 days after the date of receipt of the notice of termination, and upon receipt of the penalty paid by the Buyer in full, the Seller shall return all monies having paid by the Buyer and bear all of the expenses arising from this transaction.

(III) If the Buyer fails to obtain the housing ownership certificate for the Seller sells the Premises to a third party, the Buyer shall have the right to reject the Premises, and the Seller shall return all monies having paid by the Buyer (plus the interest thereon as per the current deposit interest rate of the People’s Bank of China) within 3 days from the date of receipt of the notice of rejection, and shall pay a penalty to the Buyer at a rate of 20% of the total transaction price of the Premises.

(IV) If the Seller refuses to sell the Premises to the Buyer, changes the transaction price of the Premises without authorization or refuses to perform any of the links of the transaction hereunder, the Seller shall be deemed as having breached the Contract substantially. if the Parties cannot continue the performance of the Contract due to the Seller’s substantial breach above, the Buyer shall have the right to terminate the Contract, and the Seller shall return all monies having paid by the Buyer (plus the interest thereon as per the current deposit interest rate of the People’s Bank of China) within 3 days from the date of receipt of the notice of termination, and shall pay a penalty to the Buyer at a rate of 20% of the total transaction price of the Premises.

(V) After the signing of the Contract, if the Parties fail to perform the Contract or the Contract is rescinded or terminated for reasons attributable to the Seller, the Seller shall pay a penalty to the Buyer at a rate of 20% of the total transaction price of the Premises, and shall compensate the Buyer for other necessary expenditures; if the Parties fail to perform the Contract or the Contract is rescinded or terminated for reasons attributable to the Buyer, the Buyer shall pay a penalty to the Seller at a rate of 20% of the total transaction price of the Premises and compensate the Seller for all losses.

Article 9 Taxes and Fees

(I) During the performance of the Contract, the Parties shall pay all taxes and fees according to relevant provisions of the State and Beijing Municipality, and the provisions on taxes and fees shall be set forth in the supplemental agreement for transfer of transaction settlement funds. If the Parties cannot continue the transaction hereunder due to either Party’s failure to pay applicable taxes and fees according to laws and regulations, the delinquent Party shall pay a penalty to the observant Party at a rate of 20% of the total transaction price of the Premises.

(II) Where a new tax is imposed on either Party during the performance of the Contract due to policy reasons, the Party who is stipulated by the policy shall make payment; where the amount of original taxes and fees increases due to policy reasons (other than the adjustment made by Beijing Local Taxation Bureau on the taxable prices of commercial housing transactions), the Parties shall reach an agreement through friendly consultation; if the Parties fail to reach an agreement on the new tax through consultation, either Party may unilaterally terminate the Contract by giving a written notice to the other Party without incurring any liability whatsoever.

Article 10 Registration of Ownership Transfer

(I) The Parties agree that the Parties shall jointly apply to the housing ownership registration authority for handling the procedures concerning registration of housing ownership transfer prior to July 31, 2023 (on the premise that the Buyer has paid the transaction price of the Premises in full on time). (If the Buyer delays the payment of the transaction price of the Premises, the deadline for the Seller’s application for handling the procedures concerning registration of housing ownership transfer will be postponed accordingly.)

(II) The Parties agree that the Seller shall complete the procedures concerning the change of the registered domiciles/addresses of all enterprises that regard any parts of the Premises hereunder as their registered domiciles/addresses within 120 days after completion of the procedures concerning registration of housing ownership transfer. (If the Buyer delays the payment of the transaction price of the Premises, the deadline for the Seller’s application for handling the procedures concerning registration of housing ownership transfer will be postponed accordingly.)

(III) Where the Parties fail to handle the procedures concerning registration of housing ownership transfer as agreed for reasons attributable to the Seller, the Buyer shall have the right to reject the Premises. If the Buyer rejects the Premises, the Seller shall return all monies having been paid by the Buyer and pay the interest thereon as per the current deposit interest rate of the People’s Bank of China within 3 days from the date of receipt of the notice of rejection; if the Buyer does not reject the Premises, from the day following the expiration of the period when the Buyer shall obtain the housing ownership certificate (i.e. 30 days after the Buyer has paid the transaction price of the Premises in full) to the date when the Buyer actually obtains the housing ownership certificate, for each day of delay, the Seller shall pay a penalty to the Buyer at a rate of 0.03% of the amount of all monies having been paid by the Buyer within 3 days from the date when the Buyer actually obtains the housing ownership certificate. (Where the Parties fail to handle the procedures concerning registration of housing ownership transfer as agreed for reasons not attributable to the Seller, the Buyer shall bear full responsibility.)

(IV) Where the Seller fails to complete the procedures concerning the change of the registered domiciles/addresses of all enterprises that regard any parts of the Premises hereunder as their registered domiciles/addresses within 120 days after completion of the procedures concerning registration of housing ownership transfer, from the expiry date of the time limit agreed by the Parties for the change of the registered domiciles/addresses of the aforesaid enterprises to the date of the actual change of the registered domiciles/addresses, for each day of delay, the Seller shall pay a penalty to the Buyer at a rate of 0.01% of the total transaction price of the Premises.

Article 11 Force Majeure

(I) Each Party that cannot continue the performance of the Contract due to force majeure shall notify the other Party immediately, and the Parties shall determine whether to continue the performance of the Contract through consultation without incurring any liability whatsoever.

(II) For the purpose of the Contract, “force majeure” shall include: earthquakes, typhoons, floods, fires and other unforeseeable events of which the occurrence and consequences cannot be prevented or avoided.

(III) If any of the aforesaid force majeure events occurs, the Party confronting force majeure shall notify the other Party immediately, and shall, within 15 days, provide a detailed report on the event as well as the legitimate reasons for and valid proofs of non-performance, partial non-performance or delay in performance of the Contract.

(IV) The risks in the Premises shall pass to the Buyer as of the date of transfer of ownership/occupation of the Premises.

Article 12 Dispute Resolution

Any dispute arising from or in connection with the Contract shall be settled by the Parties through negotiation. If the negotiation fails, either Party may submit a case to the people’s court of the place where the Premises is located.

Article 13 The Contract shall become effective as of the date when it is signed and sealed by the Parties. For matters not covered herein or any inapplicable content, the Parties may enter into a supplemental agreement to change or supplement the Contract. The termination of the Contract shall be made in writing. The appendix hereto and the supplemental agreement for transfer of transaction settlement funds shall have the same legal force as that of the Contract.

Article 14 The Contract is made in septuplicate, all of which shall have the same legal force. Among them, the Seller holds one copy, the Buyer holds three copies, and the real estate brokerage agency holds one copy. When the Parties handle the procedures concerning registration of transfer, the remaining two copies shall be submitted to the housing ownership registration authority and the tax authority respectively.

Seller (signature/seal): (Company seal affixed)	Buyer (signature/seal): (Company seal affixed)
Legal Representative: /s/ Han Shaoyun	Legal Representative: /s/ Qu Zongfeng
Authorized Agent (signature/seal): /s/ An Meng	Authorized Agent (signature/seal): /s/ Ji Jun

Date:March 1 , 2023	Date: March 7 , 2023

Intermediary Service Contract

Party A (Seller): Beijing Danei Weishang Technology Co., Ltd.

Party B (Buyer): CHEARI (Beijing) Certification & Testing Co., Ltd.

Party C (Intermediary Agent): Beijing Centailine Property Consultants Limited

Whereas Party A and Party B entered into Beijing Municipal Sale Contract for Commercial Housing prior to March 7, 2023 on the commercial housing located at [Location], 2nd District, No.31 Yard, 13th Ke Chuang Street, Beijing Economic-Technological Development Area (hereinafter referred to as “the Sale Contract”) under the intermediary service of Party C, after friendly consultation by the Parties, the Parties hereby enter into the Intermediary Service Contract.

Article 1 Intermediary Services

1. The Parties agree to jointly appoint Party C as the intermediary agent, and the intermediary services provided by Party C shall include: (1) offering consulting services regarding housing market conditions; (2) looking for, providing and releasing information about house resources and customer resources; (3) guiding the Buyer to field the Premises; (4) assisting in viewing the housing ownership certificate; (5) assisting Party A and Party B in holding negotiations about the provisions of the Sale Contract; (6) causing Party A and Party B to sign a legal and valid Sale Contract; (7) assisting Party A and Party B in completing relevant transaction procedures such as consulting the files of the Premises, paying taxes and transferring ownership.

2. When Party A and Party B enter into the Sale Contract, the intermediary services shall be deemed as having been completed, and Party A and Party B shall pay the intermediary service fee to Party C in a timely manner according to the Contract.

Article 2 Intermediary Service Fee

After friendly consultation by the Parties, the intermediary service fee shall be paid to Party C according to a separate agreement made by and among the Parties. If the Parties fail to reach a separate agreement, Party C shall not charge any intermediary service fee against the Parties.

Article 3 Rights and Obligations

1. Party A and Party B shall actively cooperate with Party C’s brokerage activities, submit all certificates, credentials and materials required in the purchase and sale of the Premises as requested by Party C, and pay the intermediary service fee to Party C promptly and in full according to the Contract. Party A and Party B shall ensure that all materials and signatures submitted are authentic, legal and valid.

2. Party C shall provide intermediary services in due diligence according to applicable laws. Party C shall not provide false information or deliberately conceal the facts during the transaction. Party A and Party B hereby authorize Party C to handle online signing procedures.

3. Party A and Party B may, at its sole discretion, entrust a third party to handle the subsequent procedures of this transaction. If the Parties entrust a third party to handle the procedures, the Parties may enter into an agreement with a third party separately. Where the Parties have reached an agreement with a third party separately, without prejudice to Party C’s collection of the intermediary service fee, Party C may assist in urging the third party to handle the subsequent procedures, and all of the costs and expenses required to entrust the third party shall be borne by the entrusting Party.

Article 4 Liability for Breach of Contract

1. If Party A and/or Party B obtain the information, conditions and opportunities about the Premises from Party C and then conclude a transaction privately or through a third party and sign relevant documents, Party A and Party B shall be liable for breach of contract; Party C may require Party A and Party B to pay the full amount of the intermediary service fee set forth herein.

2. If the Party that is obliged to pay the intermediary service fee fails to pay the intermediary service fee as stipulated in Article 2 hereof or a separate agreement made by and among the Parties, in addition to the intermediary service fee payable to Party C, for each day of delay in payment of the intermediary service fee, the delinquent Party shall pay a penalty to Party C at a rate of 0.5% of the intermediary service fee.

3. During the intermediary services, if the documents and materials provided by Party A and Party

B are lost for reasons attributable to Party C’s careless omission at work, Party C shall bear the charges for resubmission of complete documents and materials and compensate for all the losses caused thereby. If Party C violates Article 3 hereof, Party C shall be liable for breach of contract. If Party A or Party B violates Article 3 hereof and Party C accordingly cannot continue the performance of its obligations hereunder, Party C shall assume no responsibility and may charge the intermediary service fee stipulated herein. If the intermediary service fee is paid by the observant Party, the observant Party may claim compensation for the intermediary service fee from the delinquent Party.

4. If Party A or Party B delays the completion of or refuse to cooperate with all procedures in the transaction and accordingly causes losses to the other Party, the Party shall bear the liability of compensation; unless otherwise provided herein, neither Party A nor Party B may terminate or alter the Contract without authorization.

Article 5 Dispute Resolution

Any dispute arising from or in connection with the Contract shall be settled by the Parties through negotiation. If the negotiation fails, any Party may apply to Beijing Arbitration Commission for arbitration.

Article 6 Miscellaneous

The Contract is made in quintuplicate. Among them, the Seller holds one copy, the Buyer holds three copies, and the real estate brokerage agency holds one copy. The Contract shall become effective as of the date when it is signed and sealed by the Parties. The Parties agree that any and all written commitments, oral commitments and alterations to the terms and conditions of the Contract having not been signed or affixed with official seals are not legally binding.

Seller (signature/seal): (Company seal affixed)	Buyer (signature/seal): (Company seal affixed)

Legal Representative: /s/ Han Shaoyun	Legal Representative: /s/ Qu Zongfeng

Authorized Agent (signature/seal): /s/ An Meng	Authorized Agent (signature/seal): /s/ Ji Jun

Date:March 1 , 2023	Date: March 7 , 2023

Party C (Intermediary Agent):	(Company seal affixed)
Domicile:	Room 501, Hopson One, Xidawanglu, Chaoyang District, Beijing
Legal Representative:	/s/ Cao Xinlong
Signed by Broker:	/s/ Li Yuanjie
Qualification Certificate No.:	***
Signed by Broker:	/s/ Li Meng
Qualification Certificate No.:	***
Signed by the Operator:	/s/ Wei Yan
Tel:	***
Date:	February 27 , 2023

Appendix 1 Supplemental Agreement for Transfer of Transaction Settlement Funds

Party A (Seller): Beijing Danei Weishang Technology Co., Ltd.

Party B (Buyer): CHEARI (Beijing) Certification & Testing Co., Ltd.

Whereas Party A and Party B entered into Beijing Municipal Sale Contract for Commercial Housing located at [Location], 2nd District, No.31 Yard, 13th Ke Chuang Street, Beijing Economic-Technological Development Area (hereinafter referred to as “the Sale Contract”), after friendly consultation, Party A and Party B hereby enter into a supplemental agreement on the payment of the transaction price of the Premises and other matters as follows:

Article 1 Transaction Price

By consensus between the Seller and the Buyer, the sum of the transaction price of the Premises and the prices of the furniture, appliances, decorations and ancillary facilities in the Premises is: RMB[Price].

Article 2 Provisions about the Transaction Price of the Premises

1. Deposit

(1) Party B shall pay RMB[Deposit] as the first deposit within 3 business days after the signing of the Contract (please specify the payment term or conditions) to Party A through □ funds trusteeship / ☑ automatic transfer;

(2) Party B shall pay   ×   to Party A through □ funds trusteeship / □ automatic transfer as the second deposit   ×   (please specify the payment term or conditions);

(3) Party B shall pay   ×   to Party A through □ funds trusteeship / □ automatic transfer as the third deposit   ×   (please specify the payment term or conditions).

(4) ×

2. Remainder of the Transaction Price (excluding the deposit)

(1) Party B shall pay the remainder of the transaction price, i.e. RMB[Remainder] (excluding all deposits having been paid before) to Party A prior to June 30, 2023 (please specify the payment term or conditions) through ☑ funds trusteeship / □ automatic transfer;

(2) Party B shall pay the second installment of the transaction price, i.e.     ×   to Party A

through □ funds trusteeship / □ automatic transfer   ×    (please specify the payment term or conditions);

(3) Party B shall pay the second installment of the transaction price, i.e.     ×   to Party A through □ funds trusteeship / □ automatic transfer   ×   (please specify the payment term or conditions);

(4) ×

3. The Premises of Party A has been mortgaged or not: [Mortgage Release Funds]

If the Premises has been mortgaged, the source of funds required by Party A to release mortgage is:

☑ Self-raised by Party A

□ Use Party B’s down payment to repay the mortgage loan: the   ×   down payment of Party B is used to repay the mortgage loan of Party A.

Article 3 Online Signing

Party A and Party B shall go to Beijing Centailine Property Consultants Limited to handle online signing procedures and sign an online contract   ×   (please specify the time or conditions).

Article 4 Signing Loan Contracts in Person

If Party B needs to apply for a loan to purchase the Premises, the Parties shall go to the designated place to handle the procedures concerning the signing of a loan contract in person within 2 days upon receipt of a notice from Beijing Centailine Property Consultants Limited.

Article 5 Taxes and Dues

1. Party A acknowledges that the original value of the deed tax invoice of the Premises is RMB[Deed Tax Invoice Value].

2. Party A and Party B agree that the taxes and dues involved in this transaction shall be borne in the following manner and shall be paid directly to the competent authority by the responsible party:

□ Shall be fully borne by Party B.

☑ Shall be borne in the manner stipulated in this article: The Parties shall bear their own taxes and dues in accordance with laws and regulations.

3. After consultation by Party A and Party B, if the condition of the Premises fails to meet the provisions of the Sale Contract and the Supplemental Agreement for Transfer of Transaction

Settlement Funds and accordingly incur other taxes and dues to the Premises, such taxes and dues:

□ Shall be fully borne by Party A and paid directly to the competent authority.

☑ Shall be borne in the manner stipulated in this article: The Parties shall bear their own taxes and dues in accordance with laws and regulations.

4. Party A and Party B shall apply for paying taxes □ within   ×   days after online signing / ☑ prior to July 31, 2023.

Article 6 Registration of Ownership Transfer

Party A and Party B agree to jointly handle the procedures concerning registration of housing ownership transfer with the real estate registration authority prior to July 31, 2023 (please specify the time or conditions). If the housing registration authority requires Party A or Party B to be present for handling relevant procedures, the Party shall be present for handling the procedures as required by the housing registration authority.

Article 7 Property Handover

Party A and Party B shall go to the property management office to handle the property handover procedures prior to November 29, 2023 (please specify the time or conditions). As agreed upon by Party A and Party B, Party B shall retain RMB  ×   from the transaction price stipulated hereunder as the deposit for property handover. The deposit for property handover shall be paid in either of the following manners:

□Shall be automatically transferred to Party A from Party B on the date of property handover by and between Party A and Party B.

□Party B shall make payment to Party A via funds trusteeship  ×   (please specify the time or conditions).

Article 8 Provisions about the Lease of the Premises: □Y/☑N

The lease term of the Premises ends on  ×   . With regard to the rent of the Premises, Party A and Party B agree to make the following provisions:

×

Article 9 Provisions about the List of Ancillary Facilities Such as Ornaments, Decorations and Furniture: □Y/☑N

Article 10 Miscellaneous

1. This Agreement is made in quintuplicate. Among them, the Seller holds one copy, the Buyer holds five copies, and the real estate brokerage agency holds one copy. All of the copies shall have the same legal force. In case of any inconsistency between this Agreement and the Sale Contract and the Intermediary Service Contract, this Agreement shall prevail.

2. Other Provisions Agreed upon by Party A and Party B:

(1) If Party B’s signing company fails to meet the admittance requirements of Beijing Economic-Technological Development Area, the Parties may cooperate with each other in changing the signing party, and then the Parties may continue the performance of the Contract.

(2) If the Parties cannot continue the performance of the Contract due to the admittance policy of Beijing Economic-Technological Development Area, Party A, Party B and the intermediary agent (Beijing Centailine Property Consultants Limited) will assume no liability for breach of the Contract; the intermediary agent (Beijing Centailine Property Consultants Limited) shall return all fees already received to the payment account within 7 business days after confirmation of cancellation of this transaction. If the Parties still fail to solve the problem that the Parties cannot complete the transfer of housing ownership due to the admittance requirements of Beijing Economic-Technological Development Area by July 31, 2023 (if Party A finds out a solution, Party B shall provide complete support), Party A shall return the total transaction price having already been paid to Party A by Party B within 10 days (without interest); if Party A fails to return the total transaction price within the prescribed time limit, for each day of delay, Party A shall pay a penalty to Party B at a rate of 0.03% of the total transaction price, till the total transaction price is returned to Party B in full.

(3) Party A shall cancel the registration of mortgage of the Premises on time according to the Contract, and shall provide the copies of relevant supporting evidences after such cancellation to Party B. Where Party A fails to handle the procedures concerning cancellation of mortgage registration as stipulated herein, resulting in the Parties’ failure to handle the procedures concerning transfer of housing ownership as stipulated herein, Party B shall have the right to reject the Premises, and Party A shall return all monies having paid by Party B (plus the interest thereon as per the current deposit interest rate of the People’s Bank of China) within 10 days from the date of receipt of the notice of rejection, and shall pay a penalty at a rate of 20% of the total transaction price of the Premises.

(4) All expenses in connection with the Premises incurred before Party A and Party B go to the property management office to handle the property handover procedures shall be borne by Party A, and all expenses incurred after property handover shall be borne by Party B.

(5) The house property tax and land use tax on the Premises before November 30, 2023 shall be borne by Party A, and upon payment of such taxes, Party A shall provide the copies of tax payment receipts to Party B.

(6) The Contract shall be executed and performed together with the bound volume of the Sale Contracts of 13 real estates of which the real estate certificate numbers are *** (hereinafter referred to as “Sale Contracts of 13 Real Estates”); if the Parties cannot complete the ownership transfer for either Party A or Party B fails to perform this Agreement, the Parties will not be required to continue the performance of the Sale Contracts of 13 Real Estates, and the part thereof having been performed shall be returned to the original status.

Party A (Seller):	(Company seal affixed)	Party B (Buyer):	(Company seal affixed)
Entrusted Agent:	/s/ An Meng	Entrusted Agent:	/s/ Ji Jun
Date:	March 1 , 2023	Date:	March 7 , 2023

Schedule of Material Differences

The Sale Contract of the relevant office building includes a series of contracts entered into by the Company, Buyer and their entrusted agents using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

Unit No.	Location	Building Stories	Premise Stories	Premise Space	Purpose	Price	Deposit	Remainder	Deed Tax Invoice Value	Mortgage Status	Mortgage Release Funds
101	Rooms 101, 1-9/F, No. 17 Building	9 stories above the ground	01-09/F	6526.86 m2	Office use	83,328,589.7	16,665,717.94	66,662,871.76	99,788,559.01	☑Y/□N	☑Y/□N.
-105	Room -105, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F.	423.69 m2	Other uses: multi-purpose hall	2,711,616	542,323.2	2,169,292.8	2,187,500	□Y/☑N	□Y/☑N
-1701	Room -1701, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	133.55 m2	Other uses: parking space	656,673.33	131.334.67	525,338.66	656,673.33	□Y/☑N	□Y/☑N
-1702	Room -1702, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	133.55 m2	Other uses: parking space	656,673.33	131.334.67	525,338.66	656,673.33	□Y/☑N	□Y/☑N
-1703	Room -1703, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	43.51 m2	Other uses: parking space	213,927.62	42,785.52	171,142.1	213,927.62	□Y/☑N	□Y/☑N
-1704	Room -1704, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	43.51 m2	Other uses: parking space	213,927.62	42,785.52	171,142.1	213,927.62	□Y/☑N	□Y/☑N

-1705	Room -1705, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	132.37 m2	Other uses: mechanical parking space	650,874.29	130,174.86	520,669.43	650,874.29	□Y/☑N	□Y/☑N
-1706	Room -1706, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	132.37 m2	Other uses: mechanical parking space	650,874.29	130,174.86	520,669.43	650,874.29	□Y/☑N	□Y/☑N
-1707	Room -1707, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	132.37 m2	Other uses: mechanical parking space	650,874.29	130,174.86	520,669.43	650,874.29	□Y/☑N	□Y/☑N
-1708	Room -1708, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	132.37 m2	Other uses: mechanical parking space	650,874.29	130,174.86	520,669.43	650,874.29	□Y/☑N	□Y/☑N
-1709	Room -1709, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	132.37 m2	Other uses: mechanical parking space	650,874.29	130,174.86	520,669.43	650,874.29	□Y/☑N	□Y/☑N
-1710	Room -1710, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	132.37 m2	Other uses: mechanical parking space	650,874.29	130,174.86	520,669.43	650,874.29	□Y/☑N	□Y/☑N
-1711	Room -1711, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	133.55 m2	Other uses: parking space	656,673.33	131,334.66	525,338.67	656,673.33	□Y/☑N	□Y/☑N
-1712	Room -1712, -1/F, No.21 Building	1 story, including x story above the ground and 1 story below the ground.	-1/F	133.55 m2	Other uses: parking space	656,673.33	131,334.66	525,338.67	656,673.33	□Y/☑N	□Y/☑N